UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2010

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

(a)           On July 27, 2010, Texas Industries, Inc. (the “Company”) and the Company’s subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Banc of America Securities LLC, Goldman, Sachs & Co., UBS Securities LLC, Wells Fargo Securities, LLC, Comerica Securities, Inc., SunTrust Robinson Humphrey, Inc., Capital One Southcoast, Inc. and U.S. Bancorp Investments, Inc. (the “Initial Purchasers”) in which the Company agreed to issue and sell $650,000,000 aggregate principal amount of the Company’s 9¼% Senior Notes due 2020 (the “Notes”) to the Initial Purchasers at a purchase price of 98.25% of the principal amount of the Notes.  The Guarantors agreed to jointly and severally guarantee payment of the Notes.  Closing of the sale of the Notes is subject to customary conditions, and is expected to occur on August 10, 2010.  In the Purchase Agreement, the Company and the Guarantors made customary representations and warranties and agreed to indemnify the Initial Purchasers against various liabilities including certain liabilities with respect to the Company’s offering memorandum relating to the Notes.

The Purchase Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits.

10.1	Purchase Agreement, dated July 27, 2010, among the Company, the Guarantors and the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

By: /s/ Kenneth R. Allen
       Kenneth R. Allen
        Vice President, Finance and Chief Financial Officer

Date:	August 2, 2010

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Purchase Agreement, dated July 27, 2010, among the Company, the Guarantors and the Initial Purchasers.